Exhibit 10.45

FIFTH AMENDMENT TO LICENSE AGREEMENT

THIS FIFTH AMENDMENT TO LICENSE AGREEMENT (this “Fifth Amendment”) is made and entered as of September 4, 2018 (“Effective Date”), by and between ATHENEX INC., (formerly known as Kinex Pharmaceuticals INC. and prior, Kinex Pharmaceuticals, LLC.), a publicly traded corporation organized and existing under the laws of the State of Delaware, and having its principal office in Suite 600, Conventus Building, 1001 Main Street, Buffalo, New York 14203, United States (“Athenex”) and HANMI PHARMACEUTICAL CO., LTD., a publicly traded company existing under the laws of South Korea and having its principal office at 14, Wiryeseong-daero, Songpa-gu, Seoul, 05545, South Korea (“Hanmi”).

WITNESSTH:

WHEREAS, Hanmi and Athenex (under the name of its predecessor entity, Kinex Pharmaceuticals, LLC) entered into a license agreement on December 16, 2011 for the license by Hanmi to Athenex of rights in the Hanmi Orascovery Program (“License Agreement”), which License Agreement was previously amended by First Amendment to License Agreement on November 9, 2012, Second Amendment to License Agreement on October 21, 2013, Third Amendment to the License Agreement dated March 3, 2015 and Fourth Amendment to License Agreement on March 7, 2017 (the “License”); and

WHEREAS, Hanmi and Athenex now wish to amend the License to amend the definition of “Territory” to add all the remaining Global Territories not covered by this Agreement and its amendments including Middle East and North Africa region (“MENA”) and South Africa but explicitly excluding the Korea Territory which remains to be the Territory for Hanmi.

NOW, THEREFORE, the Parties hereby agree as follows:

1.

All capitalized terms used in this Fifth Amendment and not defined herein shall have the meaning given to them in the License. Except as amended by this Fifth Amendment, the License shall continue in full force and effect.

2.	Section 1.66 of the License is amended and restated in its entirety to read as follows: “Territory” means all countries in the world excluding Korea.
3.	In consideration for this Fifth Amendment, Athenex shall pay to Hanmi USD $40,000 within 45 days of the Effective Date of this Fifth Amendment.

IN WITNESS WHEREOF, the Parties have executed this Fifth Amendment as of the date first set forth above.

ATHENEX, INC.		HANMI PHARMACEUTICAL CO., LTD.

By:	/s/ Johnson Lau	By:	/s/ Se Chang Kwon
Johnson Lau Chief Executive Officer		Se Chang Kwon Chief Executive Officer